As filed with the Securities and Exchange Commission on November 6, 2015
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________
SBT Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other jurisdiction of incorporation or organization)

6022
(Primary Standard Industrial Classification Code Number)

20-4346972
(I.R.S. Employer Identification No.)

86 Hopmeadow Street
P.O. Box 248
Simsbury, CT 06070
(860) 408-5493
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin J. Geitz
President and Chief Executive Officer
SBT Bancorp, Inc.
86 Hopmeadow Street
P.O. Box 248
Simsbury, CT 06070
(860) 408-5493
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert M. Taylor III, Esq.	Richard Schaberg, Esq.
Day Pitney LLP	Hogan Lovells US LLP
242 Trumbull Street	555 Thirteenth Street, N.W.
Hartford, CT 06103	Washington, DC 20004
(860) 275-0100	(202) 637-5600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  (File No. 333-206533)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common Stock, no par value per share	$1,035,000	$111.45

(1)   The registrant previously registered securities at an aggregate offering price not to exceed $8,625,000 on a Registration Statement on Form S-1, as amended (File No. 333-206533), which was declared effective by the Securities and Exchange Commission on November 5, 2015.  This proposed maximum aggregate offering price includes the aggregate offering price of additional shares that the underwriter has the option to purchase.

(2)   Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, SBT Bancorp, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) solely to increase the maximum aggregate offering price of the shares to be offered in the public offering by $1,035,000, including shares that may be sold pursuant to an option to purchase additional shares granted to the underwriter. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-206533) (the “Prior Registration Statement”), which the Commission declared effective on November 5, 2015.  The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on the 6th day of November, 2015.

SBT BANCORP, INC.

By:	/s/ Martin J. Geitz
Martin J. Geitz
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Martin J. Geitz	President and	November 6, 2015
Martin J. Geitz	Chief Executive Officer

/s/ Richard J. Sudol	Senior Vice President,	November 6, 2015
Richard J. Sudol	Chief Financial Officer and
Chief Accounting Officer

*	Chairman of the Board	November 6, 2015
Robert J. Bogino

*	Director	November 6, 2015
James T. Fleming

*	Director	November 6, 2015
Gary R. Kevorkian

*	Director	November 6, 2015
Jerry W. Long

*	Director	November 6, 2015
Nicholas B. Mason

*	Director	November 6, 2015
Michael D. Nicastro

*	Director	November 6, 2015
George B. Odlum, Jr., DMD

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*	Vice Chairman of the Board	November 6, 2015
David W. Sessions

*	Director	November 6, 2015
Ann G. Taylor

*	Director	November 6, 2015
Penny R. Woodford

*By:	/s/ Martin J. Geitz
Martin J. Geitz
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Day Pitney LLP

23.1	Consent of Shatswell, MacLeod & Company, P.C.

23.2	Consent of Day Pitney LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-206533) filed with the Commission on August 24, 2015

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